UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2006
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On May 31, 2006 Warwick Valley Telephone Company (the “Company”) commenced a corporate restructuring that includes a reduction in force and the discontinuance of the Company’s internally operated Help Desk. The restructuring will allow the Company to better match its workforce to the Company’s current and expected workload. The reduction in force is scheduled to occur on July 1, 2006 and affects approximately 20% of the Company’s total number of workers. Eligible individuals will receive severance packages that provide for salary continuation and certain medical benefits based on years of service with the Company. The Company has been in conversation with Local Union No. 503 of the International Brotherhood of Electrical Workers AFL-CIO (the “Union”) since May 31 regarding the planned staff reductions. Currently, the possibility of offering a Voluntary Termination Incentive Plan (“VTIP”) to their membership is being discussed. It has not yet been determined if such a plan will be offered, since that will depend in part on the outcome of the discussions with the Union.
Based on preliminary estimates for the restructuring plan, and if a VTIP cannot be agreed upon, the Company expects to incur between $250,000 and $350,000 related to one time severance payments and the continuation of medical benefits based on the length of employee’s service. The Company expects there will be no other expenses related to the restructuring into the future. Savings from the restructuring will be partially offset by additional operating costs of approximately $225,000 to $275,000 per annum relating to incremental costs required for the Company’s restructured customer service operations. Alternatively, if an agreement on a VTIP can be made, the one time severance payments associated with such a restructuring could be substantially higher depending on the number of participants who would accept such an offer and their length of service with the Company. Given this uncertainty, a reasonable estimate of the expenses associated with a VTIP cannot be made at this time.
A press release regarding this matter has been issued by the Company, is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
99.1 Press Release entitled “Warwick Valley Telephone Positions for the Future,” dated June 6, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)

Date: June 6, 2006	By:	/s/ Herbert Gareiss, Jr.

	Name:	Herbert Gareiss, Jr.
	Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “Warwick Valley Telephone Positions for the Future,” dated June 6, 2006.